UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2016

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b), (c) On January 25, 2016, the Board of Directors (“Board”) of Crown Castle International Corp. (“Company”) approved a succession plan (“Succession Plan”) for its Chief Executive Officer (“CEO”). Pursuant to the Succession Plan, effective June 1, 2016 (“Effective Date”), Jay A. Brown, currently the Company’s Senior Vice President, Chief Financial Officer (“CFO”) and Treasurer, will become President and CEO; and W. Benjamin Moreland, currently the Company’s President and CEO, will remain in an executive position as Executive Vice-Chairman of the Board. The Company is conducting an executive search for the CFO to succeed Mr. Brown.

Mr. Brown, 43, was appointed Senior Vice President, CFO and Treasurer of the Company effective July 2008. Mr. Brown was appointed Treasurer of the Company in May 2004 and served as Vice President of Finance of the Company from August 2001 until his appointment as our CFO. Prior to that time and since joining the Company in August of 1999, Mr. Brown served in a number of positions in corporate development and corporate finance. Mr. Brown is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By: /s/ Kenneth J. Simon
Name: Kenneth J. Simon
Title: Senior Vice President and General Counsel

Date: January 27, 2016

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